UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Contacts:
Paul V. Dufour	Kim S. Knotts
IMCO Recycling Inc	Commonwealth Industries, Inc
(972) 401-7391	(502) 588-8207

IMCO Recycling and Commonwealth Industries

Will Become Aleris International, Inc.

Irving, Texas and Louisville, Kentucky (October 21, 2004) — IMCO Recycling Inc. (NYSE: IMR) and Commonwealth Industries, Inc. (NASDAQ/NM: CMIN) announced today that, following the completion of their proposed merger, they will name the merged company Aleris International, Inc.

Steven J. Demetriou, president and chief executive officer of Commonwealth who will lead the merged company, said, “We chose this name because it combines the words ‘alliance,’ ‘aluminum’ and ‘era’ and reflects the merger of two leading aluminum companies and the beginning of a new era of growth and development. Aleris will be a symbol of our new culture. We will stress speed, focus and discipline in our drive for industry-leading operating and financial results.

“Aleris will be a global leader in aluminum recycling and specification alloys and one of the leading U.S. producers of rolled aluminum sheet,” Mr. Demetriou said. “Our recycling operations will provide a direct, integrated supply of metal to the company’s rolling mills. Aleris will also be one of the world’s largest zinc recyclers and a major manufacturer of value-added zinc products. The merged company will benefit from improved metal sourcing capabilities, a stronger competitive position realized through greater scale and scope, a streamlined cost structure, enhanced ability to pursue growth opportunities and better access to capital. We will use these combined benefits to provide our customers with world-class products, services and industry leadership in all of our operating areas.”

Upon completion of the merger, Aleris will begin operations later this year. The vertically integrated aluminum recycler and sheet manufacturer will have annual net sales of about $2 billion on a pro-forma basis, approximately 3,200 employees and 30 facilities worldwide.

(more. . .)

Commonwealth Industries, Inc. is one of North America’s leading manufacturers of aluminum sheet with sales in 2003 of $818 million. The company has manufacturing facilities in Ohio, Kentucky and California and approximately 1,400 employees. For more information about the company, visit Commonwealth’s website at www.ciionline.com.

IMCO Recycling Inc. is one of the world’s largest recyclers of aluminum and zinc with sales in 2003 of $892 million. The company has 21 U.S. production plants and five international facilities located in Brazil, Germany (two locations), Mexico and Wales. IMCO has approximately 1,800 employees. For more information about the company, visit IMCO’s website at www.imcorecycling.com.

Safe Harbor Regarding Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the definitive merger agreement and IMCO’s and Commonwealth’s and their respective subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, anticipated synergies, competitive position, technical capabilities, access to capital and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IMCO and Commonwealth are unable to predict or control, that may cause the combined companies’ actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to complete the merger while obtaining the approval of the regulatory agencies and shareholders, the ability to successful integrate and achieve cost savings and revenue enhancements in connection with the transaction, the success of the implementation of the information system across both companies, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, any increase in the cost of capital, the success of IMCO and Commonwealth in implementing their respective business strategies, and other risks as detailed in the companies’ various filings with the SEC.

Additional Information

On July 21, 2004 IMCO filed a Registration Statement on Form S-4 and IMCO and Commonwealth filed a joint proxy statement/prospectus, in addition to other relevant documents concerning the proposed merger transaction, with the SEC. Investors are urged to read the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. You may obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by IMCO free of charge by requesting them in writing from IMCO or by telephone at (972) 401-7200. You may obtain documents filed with the SEC by Commonwealth free of charge by requesting them in writing from Commonwealth or by telephone at (502) 589-8100. IMCO and Commonwealth, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of IMCO and Commonwealth in connection with the merger. Information about the directors and executive officers of IMCO and their ownership of IMCO stock is set forth in the proxy statement for IMCO’s 2004 Annual Meeting of Stockholders. Information about the directors and executive officers of Commonwealth and their ownership of Commonwealth stock is set forth in the proxy statement for Commonwealth’s 2004 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus.

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